Exhibit 99.1

news release

CONTACT:
Patrick C. Lee
(859) 392-3444

OMNICARE REPORTS THIRD-QUARTER 2010 RESULTS

•	Adjusted Income from Continuing Operations Per Share of $0.52; 8.3% Sequential Increase from $0.48 in 2010 Second Quarter
•	Solid Cash Flows from Continuing Operations of $116.4 Million
•	Company Repurchased 1.7 Million Shares During Quarter
•	Full-Year 2010 Guidance Range Reaffirmed at $2.00 to $2.10 Adjusted Income from Continuing Operations Per Share

COVINGTON, Ky., October 28, 2010 – Omnicare, Inc. (NYSE:OCR), one of the nation's leading providers of pharmaceutical care for the elderly, reported today financial results for its third quarter ended September 30, 2010.

Commenting on the third-quarter results, John L. Workman, Omnicare’s Executive Vice President and Chief Financial Officer, said, “During the quarter, prescription volumes increased, driven by growth in the average number of beds served as well as the benefit of one additional calendar day.  Across our network, utilization was relatively stable sequentially and occupancy rates at customer facilities, while still lower, experienced improvement in the rate of decline.  These factors, coupled with certain favorable pharmaceutical marketplace dynamics and continued robust growth in our specialty pharmacy business, largely drove performance for the quarter.”

Third-Quarter Results

Financial results from continuing operations for the quarter ended September 30, 2010, as compared with the same prior-year period, were as follows:

•	Net sales were $1,544.4 million as compared with $1,543.9 million
•	Reported income / (loss) from continuing operations per share was $(0.88) versus $0.67
•	Adjusted income from continuing operations (see discussion below and attached supplemental information) per share was $0.52 versus $0.76

Cash flows from continuing operations for the quarter ended September 30, 2010 was $116.4 million versus $168.8 million in the comparable prior-year quarter.  Included in the third quarter of 2010 was a payment of approximately $21 million for a previously disclosed settlement reached in September 2010 as well as approximately $7 million of separation-related payments associated with three former Omnicare executives (excluding certain benefit plan payments funded with rabbi trust assets).

Earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations for the third quarter of 2010, including the special items and accounting changes discussed below, was $(39.5) million versus $159.0 million in the third quarter of 2009.  Excluding the special items and accounting changes, adjusted EBITDA from continuing operations in the 2010 third quarter was $140.7 million versus $168.4 million in the 2009 third quarter.

Financial Position

The Company concluded the third quarter of 2010 with no borrowings outstanding on its revolving credit facility and $353.3 million in cash on its balance sheet.  Omnicare’s total debt to total capital at September 30, 2010 was 36.8%, up approximately 70 basis points from 36.1% at September 30, 2009.

With respect to its share repurchase program, the Company repurchased a total of 1.7 million shares of common stock during the quarter for an aggregate amount of $33.6 million.  As of September 30, 2010, Omnicare had $117.2 million of availability under its current share repurchase authorization.

To facilitate comparisons and to enhance the understanding of core operating performance, the discussion which follows includes financial measures that are adjusted from the comparable amount under GAAP to exclude the impact of the special items and accounting changes discussed elsewhere herein, and to present results on a continuing operations basis.  For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Investor Relations section of Omnicare’s Web site at http://ir.omnicare.com.  Additionally, the Company will make supplemental slides available in the same section on its Web site today that will include the number of scripts dispensed, beds served, and other information relevant to Omnicare’s operations.

Pharmacy Services Business

Omnicare's pharmacy services business generated sales of $1,518.0 million for the third quarter of 2010 as compared with sales of $1,507.0 million reported in the third quarter of 2009.  This quarter-over-quarter sales increase was primarily attributable to the effects of branded drug price inflation and growth in the Company’s specialty pharmacy businesses.  These factors were partially offset by the impact of lower prescription volumes largely due to a reduction in census at client facilities, reduced utilization for certain drugs and a lower average number of net beds served, along with a shift in mix toward assisted living which typically has lower penetration rates, increased availability and utilization of generic drugs, and reductions in reimbursement coupled with competitive pricing issues.

Adjusted operating profit in Omnicare’s pharmacy services business was $137.0 million in the third quarter of 2010 as compared with the $164.4 million earned in the same 2009 quarter.  This lower quarter-over-quarter operating profit in the third quarter was due largely to certain of the aforementioned items that had an unfavorable impact on net sales, primarily the reductions in prescription volumes, and reimbursement and competitive pricing issues.  These factors were more than offset by the increased availability and utilization of higher margin generic drugs, the favorable effect of drug price inflation, the Company’s cost reduction and productivity improvement initiatives and lower bad debt expense.

CRO Business

The Company's contract research business (“CRO”) generated revenues of $26.4 million for the third quarter of 2010 as compared with the $36.9 million in revenues generated in the same prior-year quarter.  The CRO business generated an adjusted operating loss for the 2010 third quarter of $(2.8) million versus an adjusted operating profit of $0.7 million in the same prior-year period.  Backlog at September 30, 2010 was $147.0 million.  As further discussed in the “Footnotes to Financial Information” section elsewhere herein, the Company recorded a $91 million goodwill impairment charge during the third quarter of 2010 relating to its CRO business.

Nine Months Results

Financial results from continuing operations for the nine months ended September 30, 2010, as compared with the same prior-year period, were as follows:

•	Net sales were $4,587.8 million as compared with $4,626.5 million
•	Reported income / (loss) from continuing operations per share was $(0.22) as compared with $1.30
•	Adjusted income from continuing operations (see discussion below and attached supplemental information) per share was $1.59 as compared with $2.04

EBITDA from continuing operations for the first nine months of 2010, including the impact of special items and accounting changes, was $217.1 million versus $422.2 million in the comparable prior-year period.  Excluding the special items, adjusted EBITDA from continuing operations in the first nine months of 2010 was $447.1 million as compared with $520.5 million in the first nine months of 2009.

Operating cash flow from continuing operations for the first nine months of 2010 totaled $269.6 million, which includes settlement payments of approximately $59 million, $7 million of separation-related payments and a $7.6 million tender premium relating to the Company’s recent capital restructuring initiatives.  Operating cash flows from continuing operations during the same period in 2009 was $431.0 million.

Special Items and Accounting Changes

The results for the third quarter of 2010 and 2009 include the impact of special items and accounting changes totaling approximately $203.1 million pretax ($162.0 million aftertax, or approximately $1.40 per share) and $17.5 million pretax ($10.8 million aftertax, or approximately $0.09 per diluted share), respectively.

Results for the first nine months of 2010 and 2009 include special items totaling $279.6 million pretax ($211.6 million aftertax, or approximately $1.81 per share) and $123.3 million pretax ($87.4 million aftertax, or approximately $0.74 per share), respectively.

The special items and accounting change impacts have been described in further detail in the “Footnotes to Financial Information” section elsewhere herein.

Outlook

Omnicare reaffirmed its expectations for adjusted income per share and operating cash flows from continuing operations.  Full-year 2010 income per share from continuing operations are currently expected to be in the range of $2.00 to $2.10 (excluding special items and accounting changes).  Moreover, operating cash flows from continuing operations for the full-year 2010 is currently expected in the range of $400 to $450 million (excluding legal settlements, tender premium payments and certain separation-related payments).

“Over the past quarter, we have instituted a number of organizational elements that we believe will make Omnicare a stronger operating company,” commented James D. Shelton, Omnicare’s Interim President and Chief Executive Officer.  “Most recently, we have initiated a reshaping of the organization with the objective of deploying resources closer to our customers, allowing us to become more responsive to their needs.  We intend to build on this and other recently enacted initiatives in order to better leverage the Omnicare platform and position the company for long-term profitable growth.”

Webcast Today

Omnicare will hold a conference call to discuss its third-quarter results today, Thursday, October 28, at 9:00 a.m. ET.  A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations section of Omnicare's Web site at http://ir.omnicare.com.  An archived replay will be made available on the Web site following the conclusion of the conference call.

About Omnicare

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly.  Omnicare serves residents in long-term care facilities, chronic care and other settings comprising approximately 1.4 million beds in 47 states, the District of Columbia and Canada.  Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings.  Omnicare's pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals.  Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 32 countries worldwide.  For more information, visit the Company's Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact.  Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated.  The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to:  overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; variations in demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in the calculation of average wholesale price; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors or to the proportion of the Company’s Part D business covered by specific contracts; the outcome of disputes and litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and costs to comply with the Company’s Corporate Integrity Agreements.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009
	(a)(b)(c)	(a)(b)(c)	(a)(b)(c)	(a)(b)(c)	(a)(b)(c)

Net sales	$1,544,445	$1,519,121	$1,543,901	$4,587,800	$4,626,513
Cost of sales	1,204,308	1,182,864	1,175,946	3,559,076	3,496,492
Repack matters	(2,836)	466	1,755	(1,927)	3,672
Gross profit	342,973	335,791	366,200	1,030,651	1,126,349
Selling, general and administrative expenses	202,810	198,521	203,394	596,504	623,018
Provision for doubtful accounts	22,751	21,012	23,098	65,788	71,079
Restructuring and other related charges	4,332	5,480	6,295	16,851	19,095
Settlement, litigation and other related charges	36,731	29,361	1,739	71,598	71,761
Repack matters	(161)	221	277	810	1,549
Acquisition and other related costs	3,915	(164)	(632)	3,978	2,218
Separation costs	39,573	-	-	39,573	-
Benefit plan termination and related costs	25,187	-	-	25,187	-
Goodwill impairment charge	90,628	-	-	90,628	-
Operating income (loss)	(82,793)	81,360	132,029	119,734	337,629
Investment income	4,096	1,105	1,202	6,865	4,641
Interest expense	(30,978)	(39,712)	(29,588)	(99,298)	(90,650)
Amortization of discount on convertible notes	(7,615)	(7,473)	(7,059)	(22,419)	(20,783)
Income (loss) from continuing operations before income taxes	(117,290)	35,280	96,584	4,882	230,837
Income tax expense (benefit)	(15,644)	13,879	17,838	30,827	77,869
Income (loss) from continuing operations	(101,646)	21,401	78,746	(25,945)	152,968
Loss from discontinued operations (b)	(1,620)	(9,802)	(6,231)	(14,870)	(20,840)
Net income (loss)	$(103,266)	$11,599	$72,515	$(40,815)	$132,128

Earnings (loss) per common share - Basic:(d)
Continuing operations	$(0.88)	$0.18	$0.67	$(0.22)	$1.31
Discontinued operations (b)	(0.01)	(0.08)	(0.05)	(0.13)	(0.18)
Net income	$(0.89)	$0.10	$0.62	$(0.35)	$1.13

Earnings (loss) per common share - Diluted:(d)
Continuing operations	$(0.88)	$0.18	$0.67	$(0.22)	$1.30
Discontinued operations (b)	(0.01)	(0.08)	(0.05)	(0.13)	(0.18)
Net income	$(0.89)	$0.10	$0.61	$(0.35)	$1.12

Weighted average number of common
shares outstanding:
Basic	115,554	117,434	117,598	116,909	116,970
Diluted	115,554	118,116	118,145	116,909	117,711

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (e)
Excluding Reimbursable Out-of-Pockets and Special Items
(000s)
Unaudited
				Corporate
	Pharmacy	CRO		and		Consolidated
	Services (b)	Services		Consolidating		Totals (b)
Three months ended September 30, 2010 (b):

Adjusted net sales	$1,518,042	$22,682	(f)	$-		$1,540,724	(f)

Cost of sales	1,185,651	18,657		-		1,204,308
Adjusted gross profit (g)	332,391	7,746		-		340,137

Adjusted operating income (loss)/(expense) from continuing operations (g)	$137,021	$(2,773)		$(18,739)		$115,509
Depreciation and amortization expense	18,978	471		31,502		50,951
Amortization of discount on convertible notes	-	-		(7,615)	(l)	(7,615)
Incremental share-based payment amortization expense	-	-		(933)	(m)	(933)
Amortization expense related to separation costs	-	-		(17,168)	(m)	(17,168)
Adjusted earnings before interest, income taxes, depreciation
and amortization ("EBITDA") from continuing operations (g)(h)	$155,999	$(2,302)		$(12,953)		$140,744

Three months ended June 30, 2010 (b):

Adjusted net sales	$1,491,771	$24,040	(f)	$-		$1,515,811	(f)

Cost of sales	1,163,704	19,160		-		1,182,864
Adjusted gross profit (g)	328,067	8,190		-		336,257

Adjusted operating income (loss)/(expense) from continuing operations (g)	$142,834	$(1,725)		$(22,646)		$118,463
Depreciation and amortization expense	18,773	457		13,696		32,926
Amortization of discount on convertible notes	-	-		(7,473)	(l)	(7,473)
Incremental share-based payment amortization expense	-	-		(1,293)	(m)	(1,293)

Adjusted EBITDA from continuing operations (g)(h)	$161,607	$(1,268)		$(17,716)		$142,623

Three months ended September 30, 2009 (b):

Adjusted net sales	$1,507,031	$33,505	(f)	$-		$1,540,536	(f)

Cost of sales	1,151,491	24,455		-		1,175,946
Adjusted gross profit (g)	355,540	12,415		-		367,955

Adjusted operating income (expense) from continuing operations (g)	$164,401	$663		$(22,547)		$142,517
Depreciation and amortization expense	19,455	526		14,023		34,004
Amortization of discount on convertible notes	-	-		(7,059)	(l)	(7,059)
Incremental share-based payment amortization expense	-	-		(1,054)	(m)	(1,054)

Adjusted EBITDA from continuing operations (g)(h)	$183,856	$1,189		$(16,637)		$168,408

Nine months ended September 30, 2010 (b):

Adjusted net sales	$4,504,304	$72,562	(f)	$-		$4,576,866	(f)

Cost of sales	3,499,939	59,137		-		3,559,076
Adjusted gross profit (g)	1,004,365	24,359		-		1,028,724

Adjusted operating income (loss)/(expense) from continuing operations (g)	$439,949	$(6,226)		$(63,336)		$370,387
Depreciation and amortization expense	57,208	1,398		61,179		119,785
Amortization of discount on convertible notes	-	-		(22,419)	(l)	(22,419)
Incremental share-based payment amortization expense	-	-		(3,509)	(m)	(3,509)
Amortization expense related to separation costs	-	-		(17,168)	(m)	(17,168)

Adjusted EBITDA from continuing operations (g)(h)	$497,157	$(4,828)		$(45,253)		$447,076

Nine months ended September 30, 2009 (b):

Adjusted net sales	$4,504,097	$108,108	(f)	$-		$4,612,205	(f)

Cost of sales	3,415,650	80,842		-		3,496,492
Adjusted gross profit (g)	1,088,447	41,574		-		1,130,021

Adjusted operating income (expense) from continuing operations (g)	$501,960	$5,327		$(67,126)		$440,161
Depreciation and amortization expense	61,682	1,469		42,206		105,357
Amortization of discount on convertible notes	-	-		(20,783)	(l)	(20,783)
Incremental share-based payment amortization expense	-	-		(4,237)	(m)	(4,237)

Adjusted EBITDA from continuing operations (g)(h)	$563,642	$6,796		$(49,940)		$520,498

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	September 30,	December 31,
	2010 (b)	2009 (b)
ASSETS
Current assets:
Cash and cash equivalents	$351,257	$275,709
Restricted cash	2,068	15,264
Accounts receivable, net	1,124,463	1,208,595
Unbilled receivables, CRO	17,009	21,868
Inventories	388,927	368,477
Deferred income tax benefits	139,967	113,575
Other current assets	344,230	197,492
Current assets of discontinued operations	9,795	18,627
Total current assets	2,377,716	2,219,607
Properties and equipment, net	207,706	208,969
Goodwill (a)	4,240,181	4,273,695
Identifiable intangible assets, net	290,317	297,153
Other noncurrent assets	196,194	278,821
Noncurrent assets of discontinued operations	35,930	45,859
Total noncurrent assets	4,970,328	5,104,497
Total assets	$7,348,044	$7,324,104

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$217,752	$256,886
Accrued employee compensation	47,618	43,688
Deferred revenue, CRO	13,426	11,226
Current debt	2,672	127,071
Other current liabilities	268,829	173,972
Current liabilities of discontinued operations	7,084	7,206
Total current liabilities	557,381	620,049
Long-term debt, notes and convertible debentures (i)	2,206,073	1,980,239
Deferred income tax liabilities	662,489	571,622
Other noncurrent liabilities	125,521	276,201
Total noncurrent liabilities	2,994,083	2,828,062
Total liabilities	3,551,464	3,448,111
Stockholders' equity (j)	3,796,580	3,875,993
Total liabilities and stockholders' equity	$7,348,044	$7,324,104

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

	Three months ended	Nine months ended
	September 30, 2010 (b)	September 30, 2010 (b)
Cash flows from operating activities:
Net income	$(103,266)	$(40,815)
Loss from discontinued operations	1,620	14,870
Adjustments to reconcile net income to net cash
flows from operating activities:
Depreciation expense	11,737	35,320
Amortization expense	39,214	84,465
Write-off of debt issuance costs	-	2,060
Debt redemption tender offer premium	(268)	(7,591)
Goodwill impairment charge	90,628	90,628
Benefit plan termination and related costs	25,187	25,187
Changes in assets and liabilities, net of effects
from acquisition and divestiture of businesses	51,562	65,430
Net cash flows from operating activities of continuing operations	116,414	269,554
Net cash flows from operating activities of discontinued operations	717	1,154
Net cash flows from operating activities	117,131	270,708

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(99,628)	(111,483)
Capital expenditures	(6,924)	(18,602)
Transfer of cash to trusts for employee health and
severance costs, net of payments out of the trust	(505)	10,751
Disbursements for loans and investments	(325)	(2,675)
Other	1,373	2,445
Net cash flows used in investing activities of continuing operations	(106,009)	(119,564)
Net cash flows used in investing activities of discontinued operations	(38)	(83)
Net cash flows used in investing activities	(106,047)	(119,647)

Cash flows from financing activities:
Proceeds from long-term borrowings and obligations (i)	-	400,000
Payments on revolving credit facility, term A loan and long-term
borrowings and obligations (i)	(8,895)	(352,373)
Fees paid for financing arrangements	-	(17,028)
Increase in cash overdraft balance	1,625	4,752
Payments for Omnicare common stock repurchases (j)	(33,607)	(82,761)
Payments for stock awards and exercise of
stock options, net of stock tendered in payment	(8,067)	(13,308)
Excess tax benefits from stock-based compensation	235	667
Dividends paid	(3,766)	(9,109)
Net cash flows used in financing activities of continuing operations	(52,475)	(69,160)
Net cash flows used in financing activities of discontinued operations	-	-
Net cash flows used in financing activities	(52,475)	(69,160)

Effect of exchange rate changes on cash	(1,584)	(5,282)

Net increase (decrease) in cash and cash equivalents	(42,975)	76,619
Less increase in cash and cash equivalents of discontinued operations	679	1,071
Increase (decrease) in cash and cash equivalents of continuing operations	(43,654)	75,548
Cash and cash equivalents at beginning of period	394,911	275,709
Cash and cash equivalents at end of period	$351,257	$351,257

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (e)
(000s, except per share amounts)
Unaudited

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010 (b)	2010 (b)	2009 (b)	2010 (b)	2009 (b)
Adjusted net sales:
Net sales (c)	$1,544,445	$1,519,121	$1,543,901	$4,587,800	$4,626,513
Reimbursable out-of-pockets (c)	(3,721)	(3,310)	(3,365)	(10,934)	(14,308)
Adjusted net sales, excluding reimbursable out-of-pockets (f)	$1,540,724	$1,515,811	$1,540,536	$4,576,866	$4,612,205
Adjusted gross profit:
Gross profit	$342,973	$335,791	$366,200	$1,030,651	$1,126,349
Special items (g)	(2,836)	466	1,755	(1,927)	3,672
Adjusted gross profit (g)	$340,137	$336,257	$367,955	$1,028,724	$1,130,021
Adjusted selling, general and administrative ("SG&A") expenses:
SG&A	$202,810	$198,521	$203,394	$596,504	$623,018
Special items (g)	933	1,739	1,054	3,955	4,237
Adjusted SG&A (g)	$201,877	$196,782	$202,340	$592,549	$618,781

Adjusted operating income (earnings before interest and income taxes, "EBIT"):
EBIT	$(82,793)	$81,360	$132,029	$119,734	$337,629
Special items (g)	198,302	37,103	10,488	250,653	102,532
Adjusted EBIT (g)	$115,509	$118,463	$142,517	$370,387	$440,161
Adjusted investment income:
Investment income	$4,096	$1,105	$1,202	$6,865	$4,641
Special items (g)	(3,164)	-	-	(3,164)	-
Adjusted investment income (g)	$932	$1,105	$1,202	$3,701	$4,641
Adjusted interest expense:
Interest expense	$(30,978)	$(39,712)	$(29,588)	$(99,298)	$(90,650)
Special items (g)	337	9,384	-	9,721	-
Adjusted interest expense (g)	$(30,641)	$(30,328)	$(29,588)	$(89,577)	$(90,650)
Adjusted income from continuing operations before income taxes:
Income (loss) from continuing operations before income taxes	$(117,290)	$35,280	$96,584	$4,882	$230,837
Special items (g)	203,090	53,960	17,547	279,629	123,315
Adjusted income from continuing operations before income taxes (g)	$85,800	$89,240	$114,131	$284,511	$354,152
Adjusted income, net of taxes:
Income (loss) from continuing operations	$(101,646)	$21,401	$78,746	$(25,945)	$152,968
Special items, net of taxes (g)	162,006	35,368	10,754	211,574	87,380
Adjusted income from continuing operations (g)	60,360	56,769	89,500	185,629	240,348
Loss from discontinued operations (b)	(1,620)	(9,802)	(6,231)	(14,870)	(20,840)
Adjusted net income (g)	$58,740	$46,967	$83,269	$170,759	$219,508

Adjusted earnings per share ("EPS"): (d)
Basic earnings (loss) per share from continuing operations	$(0.88)	$0.18	$0.67	$(0.22)	$1.31
Special items, net of taxes (g)	1.40	0.30	0.09	1.81	0.75
Adjusted basic earnings (loss) per share from continuing operations (g)	$0.52	$0.48	$0.76	$1.59	$2.05
Basic earnings (loss) per share from discontinued operations	(0.01)	(0.08)	(0.05)	(0.13)	(0.18)
Adjusted basic earnings per share (g)	$0.51	$0.40	$0.71	$1.46	$1.88
Diluted earnings (loss) per share from continuing operations	$(0.88)	$0.18	$0.67	$(0.22)	$1.30
Special items, net of taxes (g)	1.40	0.30	0.09	1.81	0.74
Adjusted diluted earnings per share from continuing operations (g)	$0.52	$0.48	$0.76	$1.59	$2.04
Diluted earnings (loss) per share from discontinued operations	(0.01)	(0.08)	(0.05)	(0.13)	(0.18)
Adjusted diluted earnings per share (g)	$0.51	$0.40	$0.71	$1.46	$1.87

Adjusted depreciation and amortization:
Depreciation and amortization	$50,951	$32,926	$34,004	$119,785	$105,357
Amortization of discount on convertible notes (l)	(7,615)	(7,473)	(7,059)	(22,419)	(20,783)
Incremental share-based payment amortization expense (m)	(933)	(1,293)	(1,054)	(3,509)	(4,237)
Amortization expense related to separation costs (m)	(17,168)	-	-	(17,168)	-
Adjusted depreciation and amortization (g)	$25,235	$24,160	$25,891	$76,689	$80,337
Adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA") from continuing operations: (h)
EBIT from continuing operations	$(82,793)	$81,360	$132,029	$119,734	$337,629
Depreciation and amortization expense	50,951	32,926	34,004	119,785	105,357
Amortization of discount on convertible notes (l)	(7,615)	(7,473)	(7,059)	(22,419)	(20,783)
EBITDA from continuing operations (h)	(39,457)	106,813	158,974	217,100	422,203
Special items (g)	198,302	37,103	10,488	250,653	102,532
Incremental share-based payment amortization expense (m)	(933)	(1,293)	(1,054)	(3,509)	(4,237)
Amortization expense related to separation costs (m)	(17,168)	-	-	(17,168)	-
Adjusted EBITDA from continuing operations (g)(h)	$140,744	$142,623	$168,408	$447,076	$520,498

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (e)
(000s)
Unaudited

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010 (b)	2010 (b)	2009 (b)	2010 (b)	2009 (b)

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations (h)	$(39,457)	$106,813	$158,974	$217,100	$422,203
(Subtract)/Add:
Interest expense, net of investment income	(26,882)	(38,607)	(28,386)	(92,433)	(86,009)
Income tax provision	15,644	(13,879)	(17,838)	(30,827)	(77,869)
Write-off of debt issuance costs	-	2,060	-	2,060	-
Debt redemption tender offer premium	(268)	(7,323)	-	(7,591)	-
Goodwill impairment charge	90,628	-	-	90,628
Benefit plan termination and related costs	25,187	-	-	25,187
Changes in assets and liabilities, net of effects from
acquisition and divestiture of businesses	51,562	(13,733)	56,003	65,430	172,708
Net cash flows from operating activities of continuing operations	116,414	35,331	168,753	269,554	431,033
Net cash flows from operating activities of discontinued operations	717	229	(94)	1,154	568
Net cash flows from operating activities	$117,131	$35,560	$168,659	$270,708	$431,601

Free cash flow from continuing operations: (k)
Net cash flows from operating activities of continuing operations	$116,414	$35,331	$168,753	$269,554	$431,033
Capital expenditures	(6,924)	(6,163)	(10,951)	(18,602)	(26,266)
Dividends	(3,766)	(2,655)	(2,691)	(9,109)	(8,043)
Free cash flow from continuing operations (k)	$105,724	$26,513	$155,111	$241,843	$396,724

Segment Reconciliations - Pharmacy Services:
Adjusted gross profit - Pharmacy Services:
Gross profit	$335,227	$327,601	$353,785	$1,006,292	$1,084,775
Special items (g)	(2,836)	466	1,755	(1,927)	3,672
Adjusted gross profit - Pharmacy Services (g)	$332,391	$328,067	$355,540	$1,004,365	$1,088,447
Adjusted EBIT - Pharmacy Services:
EBIT from continuing operations	$96,900	$110,318	$158,814	$358,459	$409,553
Special items (g)	40,121	32,516	5,587	81,490	92,407
Adjusted EBIT from continuing operations - Pharmacy Services (g)	$137,021	$142,834	$164,401	$439,949	$501,960
Adjusted EBITDA - Pharmacy Services: (h)
EBITDA from continuing operations (h)	$115,878	$129,091	$178,269	$415,667	$471,235
Special items (g)	40,121	32,516	5,587	81,490	92,407
Adjusted EBITDA from continuing operations - Pharmacy Services (g)(h)	$155,999	$161,607	$183,856	$497,157	$563,642

Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(85,295)	$(25,242)	$(24,826)	$(135,349)	$(73,924)
Special items (g)	66,556	2,596	2,279	72,013	6,798
Adjusted EBIT - Corporate and Consolidating (g)	$(18,739)	$(22,646)	$(22,547)	$(63,336)	$(67,126)
Adjusted EBITDA - Corporate and Consolidating: (h)
EBITDA (h)	$(61,408)	$(19,019)	$(17,862)	$(96,589)	$(52,501)
Special items (g)	48,455	1,303	1,225	51,336	2,561
Adjusted EBITDA - Corporate and Consolidating (g)(h)	$(12,953)	$(17,716)	$(16,637)	$(45,253)	$(49,940)

Segment Reconciliations - CRO Services:
Adjusted net sales - CRO Services:
Net sales (c)	$26,403	$27,350	$36,870	$83,496	$122,416
Reimbursable out-of-pockets (c)	(3,721)	(3,310)	(3,365)	(10,934)	(14,308)
Adjusted net sales - CRO Services (f)	$22,682	$24,040	$33,505	$72,562	$108,108
Adjusted EBIT - CRO Services:
EBIT	$(94,398)	$(3,716)	$(1,959)	$(103,376)	$2,000
Special items (g)	91,625	1,991	2,622	97,150	3,327
Adjusted EBIT - CRO Services (g)	$(2,773)	$(1,725)	$663	$(6,226)	$5,327
Adjusted EBITDA - CRO Services: (h)
EBITDA (h)	$(93,927)	$(3,259)	$(1,433)	$(101,978)	$3,469
Special items (g)	91,625	1,991	2,622	97,150	3,327
Adjusted EBITDA - CRO Services (g)(h)	$(2,302)	$(1,268)	$1,189	$(4,828)	$6,796

DEFINITIONS:
GAAP:  Amounts that conform with U.S. Generally Accepted Accounting Principles ("GAAP").
Non-GAAP:  Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

(a)       Financial results from continuing operations for the three and nine months ended September 30, 2010 and 2009 and the three months ended June 30, 2010 included the charges presented in the table below.  The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate.  Management believes that these special items are either infrequent occurrences or otherwise not related to Omnicare’s ordinary course of business and/or are non-cash in nature:

	September 30, 2010			June 30, 2010			September 30, 2009
	Pretax	Aftertax	EPS	Pretax	Aftertax	EPS	Pretax	Aftertax	EPS
Three months ended:
Repack matters (1)	$(2,836)	$(1,779)	$(0.02)	$466	$293	$0.00	$1,755	$1,079	$0.01
Subtotal gross profit special items	(2,836)	(1,779)	(0.02)	466	293	0.00	1,755	1,079	0.01

Stock option expense (2)	933	577	0.00	1,293	813	0.01	1,054	645	0.01
Debt redemption costs (3)	-	-	-	446	281	0.00	-	-	-
Subtotal SG&A special items	933	577	0.00	1,739	1,094	0.01	1,054	645	0.01

Restructuring and other related charges (4)	4,332	2,679	0.02	5,480	3,446	0.03	6,295	3,863	0.03
Settlement, litigation and other related charges (5)	36,731	24,171	0.21	29,361	19,897	0.17	1,739	1,058	0.01
Repack matters (1)	(161)	(103)	(0.00)	221	138	0.00	277	169	0.00
Acquisition and other related costs (6)	3,915	2,451	0.02	(164)	(102)	(0.00)	(632)	(393)	(0.00)
Separation costs (7)	39,573	24,781	0.21	-	-	-	-	-	-
Benefit plan termination and related costs (8)	25,187	15,772	0.14	-	-	-	-	-	-
Goodwill impairment charge (9)	90,628	90,525	0.78	-	-	-	-	-	-
Subtotal EBIT Special Items	198,302	159,074	1.38	37,103	24,766	0.21	10,488	6,421	0.05

Gain on rabbi trust assets (10)	(3,164)	(1,981)	(0.02)	-	-	-	-	-	-
Amortization of discount on
convertible notes (11)	7,615	4,729	0.04	7,473	4,700	0.04	7,059	4,333	0.04
Debt redemption costs (3)	337	184	0.00	9,384	5,902	0.05	-	-	-
Total	$203,090	$162,006	$1.40	$53,960	$35,368	$0.30	$17,547	$10,754	$0.09

Nine months ended:
Repack matters (1)	$(1,927)	$(1,207)	$(0.01)	N/A	N/A	N/A	$3,672	$2,263	$0.02
Subtotal gross profit special items	(1,927)	(1,207)	(0.01)	N/A	N/A	N/A	3,672	2,263	0.02

Stock option expense (2)	3,509	2,197	0.02	N/A	N/A	N/A	4,237	2,611	0.02
Debt redemption costs (3)	446	281	0.00	N/A	N/A	N/A	-	-	-
Subtotal SG&A special items	3,955	2,478	0.02	-	-	-	4,237	2,611	0.02

Restructuring and other related charges (4)	16,851	10,552	0.09	N/A	N/A	N/A	19,095	11,768	0.10
Settlement, litigation and other related charges (5)	71,598	47,531	0.41	N/A	N/A	N/A	71,761	55,607	0.47
Repack matters (1)	810	507	0.00	N/A	N/A	N/A	1,549	955	0.01
Acquisition and other related costs (6)	3,978	2,491	0.02	N/A	N/A	N/A	2,218	1,367	0.01
Separation costs (7)	39,573	24,781	0.21	N/A	N/A	N/A	-	-	-
Benefit plan termination and related costs (8)	25,187	15,772	0.13	N/A	N/A	N/A	-	-	-
Goodwill impairment charge (9)	90,628	90,525	0.77	N/A	N/A	N/A	-	-	-
Subtotal EBIT Special Items	250,653	193,430	1.65	N/A	N/A	N/A	102,532	74,571	0.63

Gain on rabbi trust assets (10)	(3,164)	(1,981)	(0.02)	N/A	N/A	N/A	-	-	-
Amortization of discount on
convertible notes (11)	22,419	14,039	0.12	N/A	N/A	N/A	20,783	12,809	0.11
Debt redemption costs (3)	9,721	6,086	0.05	N/A	N/A	N/A	-	-	-
Total	$279,629	$211,574	$1.81	N/A	N/A	N/A	$123,315	$87,380	$0.74

(1)
Gross Profit and Operating income includes special charges primarily due to additional costs precipitated by the previously disclosed quality control, product recall and fire issues at one of the Company's repackaging locations ("Repack Matters").

(2)
Selling, general and administrative expenses includes charges relating to the adoption of the accounting change for share-based payments, which primarily relates to non-cash stock option expense.  The authoritative guidance requires the Company to record compensation costs based on estimated fair values relating to share-based payment transactions, including stock options, in its consolidated financial statements.

(3)	Operating income and interest expense includes charges for debt redemption costs related to the Company’s previously disclosed refinancing transactions.

(4)
Operating income includes restructuring and other related charges in connection with the implementation of the "Omnicare Full Potential" Plan, a major initiative primarily designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth, as well as other realignment and right-sizing across the entire organization, including the CRO business.

(5)
Operating income includes estimated litigation-related settlements and professional expenses for resolution of certain regulatory matters with various states (including the Michigan and Massachusetts qui tams), as well as costs associated with certain large customer disputes (including a $23.1 million charge in the third quarter relating to the anticipated resolution of this matter), settlement of the investigation by the United States Attorney’s Office, District of Massachusetts,  and purported class and derivative actions against the Company.  Additionally, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax special item reflected in the table.

(6)
Operating income included acquisition and other related costs related to the adoption of the accounting change for business combinations.  These expenses/(credits) were primarily related to professional fees and acquisition related restructuring costs for 2010 and 2009 acquisitions, offset by reductions in the Company's original estimate of contingent consideration payable for acquisitions.

(7)
The Company recorded a charge for previously disclosed separation costs with three former Omnicare executives.  These amounts primarily relate to the accelerated vesting of restricted stock awards, stock options, severance, interest, and employer payroll taxes on these items.

(8)
On September 30, 2010, the Company terminated the defined benefit portion of its Excess Benefit Plan.  As a result of the Plan termination, the Company recognized a one-time charge to expense of approximately $25 million for benefit plan termination and related costs.

(9)
In the third quarter of 2010, the Company revised its outlook on the CRO Services business.  Based on the revised outlook, the fair value of the CRO Services reporting unit, as determined using a combination of an income approach utilizing the estimated present value of future cash flows and a market approach utilizing selected guideline public companies, no longer supported the goodwill recorded on the Company’s balance sheet as of September 30, 2010.  Accordingly, Omnicare’s third quarter 2010 results include a goodwill impairment charge of approximately $91 million to write off the goodwill in this segment based on the results of the underlying analysis.

(10)
In connection with funding the initial benefit payments to certain former executives in the third quarter of 2010, the Company recorded a gain of approximately $3.2 million on rabbi trust assets liquidated to make the payments.  This gain was recorded in the investment income caption of the consolidated income statement.

(11)
The Company recorded  amortization of discount on convertible notes for a non-cash increase in pretax interest expense related to the adoption of the accounting change for accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).

(b)        In mid-2009, the Company commenced activities to divest certain home healthcare and related ancillary businesses (“the disposal group”) that are non-strategic in nature.  The disposal group, historically part of Omnicare’s Pharmacy Services segment, primarily represents ancillary businesses which accompanied other more strategic assets obtained by Omnicare in connection with the Company’s institutional pharmacy acquisition program.  The results from operations for all periods presented have been revised to reflect the results of the disposal group as discontinued operations, including certain expenses of the Company related to the divestiture.  All amounts disclosed herein relate to the Company’s continuing operations unless otherwise stated.  For the nine months ended September 30, 2010 and 2009, the disposal group recorded an impairment charge of approximately $10,343 and $14,492 pretax ($8,484 and $12,065 after taxes, or $0.07 and $0.10 per diluted share), respectively, to reduce the carrying value of the disposal group to fair value.

(c)        In accordance with the authoritative guidance for income statement characterization of reimbursements received for “out-of-pocket” expenses incurred, Omnicare has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as net sales and cost of sales.  The respective amounts are disclosed at the “Segment Reconciliations – CRO Services” section of the Financial Information.  This authoritative guidance relates solely to the Company’s contract research services business.

(d)        EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented.  Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.  Further, the three and nine months ended September 30, 2010 (loss) per share has been computed using basic weighted average shares outstanding only, as the impact of the Company's potentially dilutive instruments was anti-dilutive during this period, due to the net loss incurred.

(e)        Omnicare believes that investors' understanding of Omnicare's performance is enhanced by the Company's disclosure of certain non-GAAP financial measures as presented in this financial information.  Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the Company's performance through focusing on the results generated by the Company's ongoing core operations and by excluding certain non-cash charges, which are also the primary purposes for which Omnicare management uses the adjusted non-GAAP financial results.  Omnicare's method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(f)        The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to the authoritative guidance for income statement characterization of reimbursements received for “out-of-pocket” expenses incurred, as previously discussed in footnote (c) above.

(g)        The noted presentation for the three and nine months ended September 30 2010 and 2009, and three months ended June 30, 2010, excludes the special items and accounting change impacts discussed in footnote (a).  Management believes these items are not related to Omnicare’s ordinary course of business and/or are non-cash in nature, as previously discussed in footnote (e) above.

(h)        EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization.  Omnicare uses EBITDA primarily as an indicator of the Company’s ability to service its debt, and believes that certain investors find EBITDA to be a useful financial measure for the same purpose.  However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity.  Omnicare’s calculation of EBITDA may differ from the calculation of EBITDA by others.

(i)        During the second quarter of 2010, the Company completed its offering of $400 million aggregate principal amount of 7.75% senior subordinated notes due 2020 (the “7.75% Senior Notes”).  A portion of the net proceeds from the issuance of the 7.75% Senior Notes were used to purchase all $225 million of the Company’s 6.75% Senior Subordinated Notes due 2013 primarily pursuant to a tender offer and consent solicitation.  The redemption was completed on July 1, 2010.  Also, a portion of the proceeds were used to fund the previously announced common stock repurchase program discussed in further detail at footnote (j) below.

(j)        On May 3, 2010, Omnicare announced that in conjunction with its second quarter 2010 refinancing (as described in footnote (i) above), the Company’s Board of Directors authorized a new two-year program to repurchase, from time to time, shares of Omnicare's outstanding common stock having an aggregate value of up to $200 million, depending on market conditions and other factors.  In the nine months ended September 30, 2010, the Company repurchased approximately 3.7 million shares at an aggregate cost of approximately $83 million.  Accordingly, the Company had approximately $117 million of share repurchase authority remaining as of September 30, 2010.

(k)        Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company.  Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements.  Omnicare's calculation of free cash flow may differ from the calculation of free cash flow by others.

(l)        The noted amount is deducted for purposes of deriving EBITDA and adjusted EBITDA to avoid double-counting.  Specifically, this amount is not included in operating income, but is included in the depreciation and amortization (“D&A”) expense amount being added back.  Accordingly, this amount must be eliminated from the D&A expense amount to properly compute EBITDA and adjusted EBITDA.

(m)        The noted amount is deducted for purposes of deriving adjusted EBITDA to avoid double-counting.  Specifically, this amount has been treated as a special item, and is also included in the D&A expense amount being added back.  Accordingly, this amount has already been excluded from adjusted operating income and must be eliminated from the D&A expense amount to properly compute adjusted EBITDA.